Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 12, 2021 relating to the financial statements of Franklin Covey Co. and the effectiveness of Franklin Covey Co.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Franklin Covey Co. for the year ended August 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
February 4, 2022